Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-69697, 333-77027, 333-96295, 333-55936 and 333-63906) of Friedman, Billings, Ramsey Group, Inc. of our report dated January 29, 2003 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Baltimore, Maryland
March 27, 2003